                                                                   Exhibit 10.15

                           STOCK PURCHASE AGREEMENT

                                    between

                             SYNAPSE GROUP, INC.,

                                      and

                              NSSI HOLDINGS INC.

                        ______________________________

                           Dated as of May 17, 2000

                        ______________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                      Page
                                                                      ----
ARTICLE 1  DEFINITIONS...............................................    1
  1.1   Definitions..................................................    1
  1.2   Accounting Terms.............................................    5
ARTICLE 2  PURCHASE AND SALE OF SERIES C PREFERRED STOCK.............    5
  2.1   Purchase and Sale of Series C Preferred Stock................    5
  2.2   Restated Charter.............................................    6
  2.3   Closing......................................................    6
ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............    6
  3.1   Corporate Existence and Power................................    6
  3.2   Authorization, No Contravention..............................    6
  3.3   Governmental Authorization; Third Party Consents.............    6
  3.4   Binding Effect...............................................    7
  3.5   Litigation...................................................    7
  3.6   Capitalization...............................................    7
  3.7   Consolidated Financial Statements............................    8
  3.8   No Material Adverse Change; Ordinary Course of Business......    8
  3.9   Taxes........................................................    9
  3.10  Disclosure...................................................    9
  3.11  Private Offering.............................................    9
  3.12  No Default or Breach; Contractual Obligations................    9
  3.13  Agreements...................................................   10
  3.14  Labor Agreements and Actions.................................   11
  3.15  Properties...................................................   11
  3.16  Intellectual Property........................................   12
  3.17  Interested Party Transactions................................   12
  3.18  Registration Statement.......................................   13
  3.19  Prior Subscription Documents.................................   13
  3.20  Broker's, Finder's or Similar Fees...........................   13
ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF PURCHASER...............   13
  4.1   Existence and Power..........................................   13
  4.2   Authorization; No Contravention..............................   13
  4.3   Governmental Authorization; Third Party Consents.............   14
  4.4   Binding Effect...............................................   14
  4.5   Purchase for Own Account.....................................   14
  4.6   Investment Experience........................................   15
  4.7   Broker's, Finder's or Similar Fees...........................   15
ARTICLE 5  CONDITIONS TO THE OBLIGATION OF PURCHASER TO CLOSE........   15
  5.1   Representations; Secretary's Certificate.....................   15
  5.2   Stockholders Agreement.......................................   15
  5.3   Registration Rights Agreement................................   16
  5.4   Filing of Restated Charter...................................   16
  5.5   Purchased Shares.............................................   16

                                                                      Page
                                                                      ----
  5.6   Consents and Approvals.......................................   16
  5.7   Receipt of Consolidated Financial Statements.................   16
  5.8   Walker Sale Agreement........................................   16
  5.9   Amended and Restated Minor Shareholder Agreement.............   16
  5.10  Director Approvals...........................................   16
  5.11  Letter Agreement.............................................   16
ARTICLE 6  CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE......   17
  6.1   Payment by Purchaser.........................................   17
  6.2   Consents and Approvals.......................................   17
  6.3   Walker Sale Agreement and Indemnification Agreement..........   18
  6.4   Time Guarantee...............................................   18
  6.5   Director Approvals...........................................   18
  6.6   Letter Agreement.............................................   18
ARTICLE 7  INDEMNIFICATION...........................................   18
  7.1   Indemnification by the Company...............................   18
  7.2   Indemnification by Purchaser.................................   19
  7.3   Notification.................................................   19
ARTICLE 8  BOARD REPRESENTATION; OBSERVER STATUS.....................   20
ARTICLE 9  MISCELLANEOUS.............................................   21
  9.1   Survival of Representations and Warranties...................   21
  9.2   Notices......................................................   21
  9.3   Successors and Assigns; Third Party Beneficiaries............   22
  9.4   Amendment and Waiver.........................................   22
  9.5   Counterparts.................................................   23
  9.6   Headings.....................................................   23
  9.7   Pronouns.....................................................   23
  9.8   GOVERNING LAW; JURISDICTION..................................   23
  9.9   Severability.................................................   23
  9.10  Entire Agreement.............................................   23
  9.11  Fees.........................................................   24
  9.12  Publicity....................................................   24
  9.13  Further Assurances...........................................   24

EXHIBITS

A         Amended and Restated Minor Shareholder Agreement
B         Second Amended and Restated Registration Rights Agreement
C         Restated Certificate of Incorporation
D         Second Amended and Restated Stockholders Agreement
E         Guarantee
F         Letter Agreement

SCHEDULES

3.6       Capitalization
3.7       Financial Statements

                           STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT is dated as of May 17, 2000 (this

"Agreement"), between Synapse Group, Inc., a Delaware corporation (the
 ---------
"Company"), and NSSI Holdings Inc., a Delaware corporation ("Purchaser").
 -------                                                     ---------

     WHEREAS, pursuant to the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to Purchaser 3,125,000 shares (the

"Purchased Shares") of the Company's Series C Convertible Preferred Stock, par
 ----------------
value $0.001 per share (the "Series C Preferred Stock"), for an aggregate
                             ------------------------
purchase price of $25,000,000 (the "Purchase Price"); and
                                    --------------

     WHEREAS, each share of Series C Preferred Stock is convertible (subject to adjustment) into one share of Voting Common Stock (as defined below).

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     1.1  Definitions.  As used in this Agreement, and unless the context
          -----------
requires a different meaning, the following terms have the meanings indicated:

          "Affiliate"  shall mean any Person who is an "affiliate" as defined in
           ---------
Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          "Agreement" means this Agreement as the same may be amended,
           ---------
supplemented or modified in accordance with the terms hereof.

          "Amended and Restated Minor Shareholder Agreement" means that Amended
           ------------------------------------------------
and Restated Shareholder Agreement amending and restating in its entirety the Shareholder Agreement, dated December 1, 1993, among the Company and the stockholders listed on the signature page thereto, substantially in the form attached hereto as Exhibit A.
                   ---------

          "Audited Financial Statements" means, with respect to a fiscal year,
           ----------------------------
the audited consolidated balance sheet of the Company as of the end of such fiscal year and the related statements of operations, stockholder deficit and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in conformity with GAAP, in reasonable detail and accompanied by a management summary and analysis of the operations of the Company for such fiscal year and by the opinion of a nationally recognized independent certified public accounting firm reasonably satisfactory to Purchaser.

          "Benefit Plans" has the meaning set forth in Section 3.13 of this
           -------------
Agreement.

          "Board of Directors" means the Board of Directors of the Company.
           ------------------

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

          "By-laws" means the by-laws of the Company in effect on the date
           -------
hereof, as the same may be amended from time to time.

          "Capital Lease Obligations" of any Person shall mean, as of the date
           -------------------------
of determination, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

          "Claims" has the meaning set forth in Section 7.1 of this Agreement.
           ------

          "Closing" has the meaning set forth in Section 2.3 of this Agreement.
           -------

          "Closing Date" has the meaning set forth in Section 2.3 of this
           ------------
Agreement.

          "Commission" means the Securities and Exchange Commission or any
           ----------
similar agency then having jurisdiction to enforce the Securities Act and the Exchange Act.

          "Common Stock" means the Voting Common Stock and the Nonvoting Common
           ------------
Stock.

          "Common Stock Equivalent" means any security or obligation which is by
           -----------------------
its terms convertible into or exchangeable for shares of Common Stock, including, without limitation, any option, warrant or other subscription or purchase right with respect to Common Stock.

          "Company" has the meaning set forth in the recitals to this Agreement.
           -------

          "Company Indemnified Party" has the meaning set forth in Section 7.2
           -------------------------
of this Agreement.

          "Condition of the Company" means the assets, business, properties,
           ------------------------
prospects, operations or financial condition of the Company and its Subsidiaries in the aggregate.

          "Consolidated Financial Statements" has the meaning set forth in
           ---------------------------------
Section 3.7 of this Agreement.

          "Contractual Obligations" means as to any Person, any provision of any
           -----------------------
security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

          "Credit Agreement" means that Credit Agreement dated as of January 12,
           ----------------
2000 between the Company and Walker, as assigned by Walker to Arena Capital Investment Fund, L.P. pursuant to that Assignment Agreement dated as of February 1, 2000.

          "Disclosure Schedule" has the meaning set forth in Article 3 of this
           -------------------
Agreement.

          "ERISA" has the meaning set forth in Section 3.13 of this Agreement.
           -----

          "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
(or any successor statute thereto), and the rules and regulations of the Commission thereunder.

          "Form S-1" has the meaning set forth in Section 3.18 of this
           --------
Agreement.

          "GAAP" means generally accepted accounting principles in effect from
           ----
time to time in the United States.

          "Governmental Authority" means the government of any nation, state,
           ----------------------
city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust
           ---------------------
Improvements Act of 1976, as amended.

          "Indemnification Agreement" means that Indemnification Agreement,
           -------------------------
dated the date hereof, between the Company, Walker and Purchaser.

          "Indemnified Party" has the meaning set forth in Section 7.3 of this
           -----------------
Agreement.

          "Indemnifying Party" has the meaning set forth in Section 7.3 of this
           ------------------
Agreement.

          "Intellectual Property Rights" has the meaning set forth in Section
          ------------------------------
3.16 of this Agreement.

          "IRS" means the Internal Revenue Service.
           ---

          "Lender Warrants" means the warrants which may be issued pursuant to
           ---------------
the Credit Agreement.

          "Letter Agreement" means that letter agreement between the Company and
           ----------------
Time Inc., substantially in the form attached hereto as Exhibit F.
                                                        ---------

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences), including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital

Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

          "Losses" has the meaning set forth in Section 7.1 of this Agreement.
           ------

          "Nonvoting Common Stock" means the Company's Class B common stock, par
           ----------------------
value $0.001 per share.

          "Orders" has the meaning set forth in Section 3.2 of this Agreement.
           ------

          "Permitted Liens" has the  meaning set forth in Section 3.15 of this
          -----------------
Agreement.

          "Person" means any individual, firm, corporation, partnership, trust,
           ------
incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "Purchase Price" has the meaning set forth in the recitals to this
           --------------
Agreement.

          "Purchased Shares" has the meaning set forth in the recitals of this
           ----------------
Agreement.

          "Purchaser Indemnified Party" has the meaning set forth in Section 7.1
           ---------------------------
of this Agreement.

          "Purchaser" has the meaning set forth in the recitals to this
           ---------
Agreement.

          "Registration Rights Agreement" means the Second Amended and Restated
           -----------------------------
Registration Rights Agreement substantially in the form attached hereto as

Exhibit B.
---------

          "Requirement of Law" means, as to any Person, any law, statute,
           ------------------
treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

          "Restated Charter" means the Restated Certificate of Incorporation
           ----------------
adopted by the Board of Directors and filed with the Secretary of State of the State of Delaware on or before the date hereof substantially in the form attached hereto as Exhibit C.
                   ---------

          "Securities Act" means the Securities Act of 1933, as amended, (or any
           --------------
successor statute thereto) and the rules and regulations of the Commission thereunder.

          "Series A Preferred Stock" means the Company's Series A Convertible
           ------------------------
Preferred Stock, par value $0.001 per share.

          "Series B Preferred Stock" means the Company's Series B Convertible
           ------------------------
Preferred Stock, par value $0.001 per share.

          "Series C Preferred Stock" has the meaning set forth in the recitals
           ------------------------
to this Agreement.

          "Stockholders Agreement" means the Second Amended and Restated
           ----------------------
Stockholders Agreement substantially in the form attached hereto as Exhibit D.
                                                                    ---------

          "Subsidiaries" means, as of the relevant date of determination, with
           ------------
respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "Tax", "Taxes" and "Tax Returns" have the meanings set forth in
           ---    -----       -----------
Section 3.9 of this Agreement.

          "Transaction Documents" means collectively, this Agreement, the
           ---------------------
Stockholders Agreement, the Registration Rights Agreement and the Restated Charter.

          "Voting Common Stock" means the Company's Class A common stock, par
           -------------------
value $0.001 per share.

          "Walker" means Jay Walker.
           ------

          "Walker Sale Agreement" means that Securities Purchase Agreement,
           ---------------------
dated the date hereof, between Walker and Purchaser, pursuant to which Walker has agreed to sell to Purchaser 6,875,000 shares of Voting Common Stock and Nonvoting Common Stock for $8.00 per share.

          "Warrants" means those warrants to acquire Voting Common Stock issued
           --------
pursuant to the Stock and Warrant Purchase Agreement, dated as of January 12, 2000, between the Company and the Purchasers listed therein.

     1.2  Accounting Terms.  All accounting terms used herein not expressly
          ----------------
defined in this Agreement shall have the respective meanings attributed to them in accordance with GAAP except that, if another meaning shall be specifically set forth herein for any such term, such term shall have the meaning set forth herein.

                                   ARTICLE 2

                 PURCHASE AND SALE OF SERIES C PREFERRED STOCK
                 ---------------------------------------------

     2.1  Purchase and Sale of Series C Preferred Stock.  Subject to the terms
          ---------------------------------------------
and conditions set forth herein, the Company agrees to issue and sell to Purchaser, and Purchaser agrees that it will purchase from the Company at the Purchase Price, on the Closing Date, the Purchased Shares.

     2.2  Restated Charter.  The Series C Preferred Stock shall have the
          ----------------
preferences and rights set forth in the Restated Charter.

     2.3  Closing.  The closing of the sale and purchase of the Purchased Shares
          -------
(the "Closing") shall take place at the Boston offices of Hale & Dorr LLP, at
      -------
10:00 a.m., local time, on the second Business Day after the conditions set forth in Sections 5.7 and 6.2 hereof have been satisfied (but in no event later than June 30, 2000) or at such other time, place and date that the Company and Purchaser may agree in writing (the "Closing Date"). On the Closing Date, the
                                     ------------
Company shall deliver to Purchaser a certificate representing the Purchased Shares against delivery by Purchaser to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as described in a disclosure schedule (the "Disclosure Schedule")
                                                        -------------------
attached hereto setting forth certain exceptions to the representations and warranties described below, the Company represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, as follows:

     3.1  Corporate Existence and Power.  The Company and each of its
          -----------------------------
Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is proposed to be, engaged; and (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business require such qualification, except where such failure would not result in a material adverse effect on the Condition of the Company. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

     3.2  Authorization; No Contravention.  Except for the approval of the
          -------------------------------
stockholders of the Company, which will be obtained prior to the Closing, the execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby: (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Restated Charter or the By-laws;
(c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any material Contractual Obligation of the Company, or any Requirement of Law applicable to the Company; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon,
                ------
the Company.

     3.3  Governmental Authorization; Third Party Consents.  Except for the
          ------------------------------------------------
consent of the Company's lender, Arena Capital Investment Fund, L.P., and applicable requirements under the

Hart-Scott-Rodino Act, the Securities Act and state securities or blue sky laws, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

     3.4  Binding Effect.  This Agreement has been duly executed and delivered
          --------------
by the Company and, when executed, each of the other Transaction Documents will be duly executed and delivered by the Company, and this Agreement and the other Transaction Documents will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

     3.5  Litigation.  There are no actions, suits, proceedings, claims,
          ----------
complaints, disputes, arbitrations or investigations pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries. No Order has been issued by any court or other Governmental Authority against the Company or any of its Subsidiaries purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction Document.

     3.6  Capitalization.
          --------------

          (a) On the date hereof, the authorized capital stock of the Company consists of: (i) 56,000,000 shares of Voting Common Stock, of which 7,368,000 shares are issued and outstanding; (ii) 36,000,000 shares of Nonvoting Common Stock, of which 25,434,228 shares are issued and outstanding (assuming the issuance of 62,500 shares of Nonvoting Common Stock to Richard Braddock); (iii) 2,600,000 shares of Series A Preferred Stock, of which 2,591,178.24 shares are issued and outstanding; and (iv) 5,000,000 shares of Series B Preferred Stock, all of which are issued and outstanding. All of the outstanding shares of capital stock of the Company identified in this subsection (a) are validly issued, fully paid and non-assessable.

          (b) On the Closing Date, after giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company shall consist of: (i) 58,000,000 shares of Voting Common Stock, of which 7,368,000 shares shall be issued and outstanding; (ii) 37,000,000 shares of Nonvoting Common Stock, of which 25,434,228 shares shall be issued and outstanding; (iii) 2,600,000 shares of Series A Preferred Stock, of which 2,591,178.24 shares shall be issued and outstanding; (iv) 5,000,000 shares of Series B Preferred Stock, all of which shall be issued and outstanding; and (v) 3,125,000 shares of Series C Preferred Stock, all of which shall be issued and outstanding. The Purchased Shares will be validly issued, fully paid and non-assessable.

          (c)  Schedule 3.6 sets forth, at and on the Closing Date and assuming
               ------------
the consummation of the transactions contemplated by this Agreement, a true and complete list of (i) the stockholders of the Company (including any trust or escrow agent arrangement created in connection with any employee stock option plan) and, opposite the name of each stockholder, the amount of all outstanding capital stock owned by such stockholder and (ii) a breakdown of all options outstanding under the Company's stock option plans, grouped by the year in which such options vest, and describing the exercise prices of such options.

          (d) The Company has reserved an aggregate of 48,609,069.24 shares of Voting Common Stock for issuance upon conversion of the Common Stock Equivalents. Except for the Warrants and the Lender Warrants, and except as set forth on Schedule 3.6, there are no options, warrants, conversion privileges,
         ------------
subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock or the capital stock of any of its Subsidiaries, (ii) any Common Stock Equivalents or (iii) other securities of the Company or of any of its Subsidiaries.

          (e) Prior to the Closing Date, the Purchased Shares shall have been duly authorized, and when issued and sold to Purchaser after payment therefor in accordance herewith, will be validly issued, fully paid and nonassessable and, assuming the accuracy of the representations and warranties of Purchaser set forth in Article 4, will be issued in compliance with the registration and qualification requirements of all applicable federal and state securities laws (or pursuant to exemptions therefrom). Prior to the Closing Date, an aggregate of 3,125,000 shares of Voting Common Stock issuable upon conversion of the Purchased Shares shall have been duly reserved and authorized and, when issued in compliance with the provisions of the Restated Charter, will be validly issued, fully paid and nonassessable.

          (f) The Company has no Subsidiaries and has no commitment or obligation to acquire any capital stock or direct or indirect equity interest in any corporation, partnership, limited liability company, joint venture or other business entity, other than: (i) Synapse Solutions, Inc., a Delaware corporation; NewSub Magazine Services, LLC, a Delaware limited liability company; and SynapseConnect, Inc., a Delaware corporation; each of which is wholly-owned by the Company; and (ii) Gift Services, LLC, a limited liability company in which the Company has a 49% ownership interest. No person has any right to purchase shares of capital stock or other equity interest in any Subsidiary.

     3.7  Consolidated Financial Statements.  The Company has delivered to
          ---------------------------------
Purchaser its Audited Consolidated balance sheets as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholder deficit and cash flows for each of the three years in the period ended December 31, 1999, a copy of which are attached as Schedule 3.7 hereto (the "Consolidated
                                      ------------              ------------
Financial Statements").  The Consolidated Financial Statements present fairly in
--------------------
all material respects the financial position of the Company and its Subsidiaries as of December 31, 1999 and 1998 and the results of the Company's operations and cash flows for each of the three years in the period ended December 31, 1999 in conformity with GAAP.

     3.8  No Material Adverse Change; Ordinary Course of Business.  Since
          -------------------------------------------------------
December 31, 1999: (a) there has not been any material adverse change, nor to the knowledge of the Company is any such change threatened, in the Condition of the Company; (b) neither the Company nor any Subsidiary has participated in any transaction or otherwise acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders except as described in the Disclosure Schedule; and (c) neither the Company nor any of its Subsidiaries has increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation increases in the ordinary course of business.

     3.9   Taxes. Except as described in the Disclosure Schedule:  (a) the
           -----
Company and its Subsidiaries have paid or accrued all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, profits taxes, premium taxes, occupancy taxes, ad valorem taxes, severance taxes, capital levy, production taxes, transfer taxes, withholding taxes, unemployment compensation taxes, and other governmental charges and assessments whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with disputing any proposed adjustments relating to the foregoing (hereinafter, "Taxes" or,
                                                              -----
individually, a "Tax") which have come due, other than Taxes being disputed, in
                 ---
appropriate proceedings, by the Company or a Subsidiary in good faith for which adequate reserves have been made in accordance with GAAP; (b) each of the Company and the Subsidiaries has timely filed or caused to be timely filed all tax returns, reports, forms and other such documents ("Tax Returns") that it is
                                                       -----------
required to file (including all applicable extensions), and all such Tax Returns are accurate and complete in all material respects; (c) with respect to all Tax Returns of the Company and each Subsidiary, (i) there is no unassessed Tax deficiency proposed or, to the knowledge of the Company, threatened against the Company or any Subsidiary, (ii) no audit is in progress, no extension of time is in force with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax, (iii) to the knowledge of the Company, there has been no additional Tax assessment against the Company or any Subsidiary heretofore proposed, and (iv) no waivers of the statute of limitation or extension of time within which to assess any Tax have been heretofore granted by the Company or any Subsidiary; and (d) there are no Liens for Taxes on the assets of the Company or any Subsidiary except for Liens for Taxes not yet due.

     3.10  Disclosure.  This Agreement and the documents and certificates
           ----------
furnished to Purchaser by the Company, taken as a whole, do not contain any untrue statement of a material fact or to the Company's knowledge omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

     3.11  Private Offering.  No form of general solicitation or general
           ----------------
advertising was used by the Company or its representatives in connection with the sale of the Purchased Shares. Assuming the accuracy of the representations and warranties of Purchaser set forth in Article 4, no registration of the Purchased Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the sale of the Purchased Shares.

     3.12  No Default or Breach; Contractual Obligations.  All of the
           ---------------------------------------------
Contractual Obligations which are material to the Condition of the Company are valid, subsisting, in full force and effect and binding upon the Company and any relevant Subsidiary, as applicable and, to the best knowledge of the Company, upon each other party thereto and the Company or its Subsidiary, as applicable, has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder in all material respects. To the knowledge of the Company, no other party to any such Contractual Obligation is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder. Neither the Company nor any Subsidiary has received notice of any default under, nor are they in default under or with respect to, any Contractual Obligation of the Company or any relevant Subsidiary in any respect, which, individually or together with all such defaults, could have a material adverse effect on (a) the Condition of the Company or (b) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents.

     3.13  Agreements.  Except as identified in the Disclosure Schedule, neither
           ----------
the Company nor any Subsidiary is a party to any written or oral contract not made in the ordinary course of business and, whether or not made in the ordinary course of business, neither the Company nor any Subsidiary is a party to any written or oral: (a) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of normal operating requirements; (b) contract for the employment of any officer, individual employee or other person or any contract with any person on a consulting basis or any offer letter providing for severance payments upon termination of service; (c) employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
                                                                  -----
any other bonus, pension, profit-sharing, retirement, stock purchase, stock option, deferred compensation, severance pay, salary continuation, dental, disability, life insurance (including key man life insurance), hospitalization, medical or similar plan, contract or understanding in effect with respect to employees or former employees or any of their beneficiaries or dependents; (d) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing of a lien on any property or assets of the Company or any Subsidiary; (e) guaranty of any obligation for borrowed money or otherwise; (f) agreement or other commitment for capital expenditures in excess of $250,000; (g) covenant not to compete; or (h) contract, agreement or commitment under which the Company or any Subsidiary is obligated to repurchase or otherwise acquire or retire any shares of the Company's Common Stock, the common stock of any Subsidiary or any other capital stock of the Company or any Subsidiary. Neither the Company nor any Subsidiary is obligated under any current contract, agreement or other obligation which, if performed fully by all parties thereto, individually or in the aggregate, materially adversely affects, or is reasonably likely to materially adversely affect, the Condition of the Company.

     Each arrangement listed in Section 3.13(c) and (h) of the Disclosure Schedule (collectively, the "Benefit Plans") has been administered in all
                             -------------
material respects in accordance with its terms. On the date hereof, the Benefit Plans are in all material respects in compliance with the applicable provisions of ERISA and the Code, the rules and regulations promulgated thereunder, and all other applicable laws. There are no investigations by any governmental entity, or other claims (except routine claims for benefits payable under the Benefit Plans), suits or proceedings against or with respect to which any Benefit Plan is a party or asserting any rights to or claims for benefits under any Benefit Plan that would reasonably be expected to give rise to any material liability. Neither the Company nor any Subsidiary has knowledge of any involuntary termination proceedings instituted against any Benefit Plans.

     All contributions to, and payments from, the Benefit Plans that were required to be made in accordance with the terms of the Benefit Plans have been timely made. All premium payments that were required to be made in accordance with the terms of the Benefit Plans or any underlying insurance contract have been timely made in accordance therewith, except where such failure would not result in material liability to the Company or a Subsidiary.

     Except as identified in the Disclosure Schedule, each Benefit Plan that is intended to be a tax-qualified pension plan has been the subject of a favorable determination letter from the IRS which was filed with the IRS within the remedial amendment period prescribed under Section 401(b) of the Code with respect to compliance with the Tax Reform Act of 1986 to the effect that such pension plan is qualified under Section 401(a) of the Code, subject to the customary reservations as to the plan's operational compliance with the Code's requirements. No such determination letter has been revoked and, to the knowledge of the Company or any Subsidiary, the IRS has not issued written notice of its intent to revoke the qualified status of any such plan. Neither the Company nor any Subsidiary has knowledge of any circumstances that would reasonably be expected to result in disqualification of such pension plan.

     Neither the Company nor any Subsidiary maintains or contributes to, or has ever in the past maintained or contributed to, (i) any plan or arrangement that is intended to provide retiree medical benefits to its retired employees or their beneficiaries or dependents except as required by applicable law, (ii) any defined benefit pension plan that is required to meet the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, or (iii) a multiemployer plan, as defined in Section 3(37) of ERISA.

     3.14  Labor Agreements and Actions.  Neither the Company nor any Subsidiary
           ----------------------------
is bound by or subject to any contract, commitment or arrangement with any labor union, and to the Company's best knowledge, no labor union has requested, sought or attempted to represent any employees, representatives or agents of the Company or any Subsidiary. There is no strike or other labor dispute involving the Company or any Subsidiary pending nor, to the Company's best knowledge, threatened, nor is the Company aware of any labor organization activity involving its employees or any employee of any Subsidiary.

     3.15  Properties.  Except for any properties which are leased, as to which
           -----------
the Company or a relevant Subsidiary have a valid leasehold interest, the Company and each Subsidiary have good and marketable title to their properties, both real and personal, in each case free from any Liens of any kind except (a) tax or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings and for which appropriate reserves have been established on the Company's or its Subsidiary's books, and (b) other imperfections of title or Liens that do not impair in any material respect the current or proposed use or marketability of the properties subject thereto ((a) and (b) are referred to collectively as "Permitted Liens"). All such properties that are necessary for the business of the Company or any Subsidiary as presently conducted are maintained and kept in good condition, repair and working order by the Company or a Subsidiary of the Company, subject to normal wear and tear. Each of the Company and the Subsidiaries own, lease or license all properties necessary for the conduct of their respective businesses as presently conducted. With respect to real and personal property that it leases, each of the Company and any Subsidiary, as applicable, hold valid and enforceable leasehold interests free from all Liens except (i) Permitted Liens and (ii) easements, covenants, rights of way and other Liens and restrictions arising as a matter of law that do not impair in any material respect the current use of the property subject thereto.

     3.16  Intellectual Property.
           ---------------------

           (a) Except as identified in the Disclosure Schedule, the Company or its Subsidiaries are either the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any Liens), or have a license to use, all registered and unregistered trademarks, trademark registrations, service marks, service mark registrations, domain names, domain name registrations, trade names, company names, patents and copyrights and pending applications therefor, in each case which are used in or required for the business of the Company or any Subsidiary as currently being conducted and as proposed to be conducted (together with all inventions, processes, computer software, know-how, formulas, customer lists and trade secrets of the Company or any Subsidiary, the "Intellectual Property Rights").
                     ----------------------------

           (b) Except as identified in the Disclosure Schedule, all material license agreements to which the Company or its Subsidiaries are a party which give the Company or its Subsidiaries a license to use such Intellectual Property Rights are perpetual licenses with annual license fees of less than $1,000. A license agreement is material if a violation, infringement, termination or expiration of such license agreement would have a material adverse effect on the Condition of the Company.

           (c) To the knowledge of the Company, neither the Company nor any Subsidiary has violated or infringed any patent, copyright, trade secret, trademark, service mark or other intellectual property right of any other Person which violation or infringement would have a material adverse effect on the Condition of the Company. Neither the Company nor any Subsidiary has been sued or charged or been a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patent, copyrights, trade secret, trademark, service mark, or other intellectual property right of any other Person which, if determined against the Company, would have a material adverse effect on the Condition of the Company.

           (d) Neither the Company nor any Subsidiary has made or asserted any claim of violation or infringement of any Intellectual Property Rights against any other Person, has any knowledge of any such violation or infringement or has received any written communication alleging such infringement, which, if determined against the Company, would have a material adverse effect on the Condition of the Company.

     3.17  Interested Party Transactions.  Except for loans of less than $50,000
           -----------------------------
individually and $400,000 in the aggregate made by the Company to its employees and except as identified in the Disclosure Schedule, (a) neither the Company nor any Subsidiary has provided or caused to be provided any assets, services or facilities or made any payments to any current or past officer, director, employee or shareholder of the Company or any Subsidiary (or any affiliate of any such individual) other than for current employment services, and (b) no current or past officer, director, employee or shareholder of the Company or any Subsidiary is presently, or has been, directly or indirectly through such Persons' affiliation with any other Person, a party to any agreement or transaction with the Company or any Subsidiary other than in connection with any such Person's duties as an officer, director, employee or shareholder of the Company or any Subsidiary.

     3.18  Registration Statement.  In the event that the Company completes an
           ----------------------
underwritten initial public offering of its equity securities pursuant to a Registration Statement on Form S-1 filed under the Securities Act which has been declared effective by the Securities and Exchange Commission (the "Form S-1"),
                                                                   --------
the information contained in such Form S-1 will be true and correct in all material respects and will not omit to state any material fact necessary in order to make the statements contained therein not misleading.

     3.19  Prior Subscription Documents.  The Company has delivered to Purchaser
           ----------------------------
true and complete copies of all documents pursuant to which the Series A Preferred Stock and Series B Preferred Stock was issued to the purchasers thereof.

     3.20  Broker's, Finder's or Similar Fees.  Other than amounts due to Allen
           ----------------------------------
& Company, Incorporated for its services to the Company in connection with the sale of the Purchased Shares, there are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company or any Subsidiary in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any Subsidiary or any action taken by the Company or any Subsidiary.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

     4.1  Existence and Power.  Purchaser is a corporation duly organized,
          -------------------
validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party. All of the outstanding capital stock of Purchaser is owned, directly or indirectly, by Time Inc.

     4.2  Authorization; No Contravention.  Except for the approval of the board
          -------------------------------
of directors of each of Purchaser, Time Inc. and Time Warner Inc., the execution, delivery and performance by Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby: (a) have been duly authorized by all necessary corporate action; (b) do not contravene the terms of Purchaser's organizational documents or any amendment thereof; (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under any Contractual Obligation of Purchaser or any Requirement of Law applicable to Purchaser; and (d) do not violate any Orders of any Governmental Authority against, or binding upon, Purchaser.

     4.3  Governmental Authorization; Third Party Consents. Except for
          ------------------------------------------------
applicable requirements under the Hart-Scott-Rodino Act, the Securities Act and state securities or blue sky laws, no approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Purchaser of this Agreement and each of the other Transaction Documents or the transactions contemplated hereby and thereby.

     4.4  Binding Effect.  This Agreement and each of the other Transaction
          --------------
Documents have been duly executed and delivered by Purchaser, and constitute the legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

     4.5  Purchase for Own Account.  The Purchased Shares to be acquired by
          ------------------------
Purchaser pursuant to this Agreement are being or will be acquired for investment for its own account and with no intention of distributing or reselling, or granting any participation in, such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under such laws, and subject, nevertheless, to the disposition of Purchaser's property being at all times within its control. If Purchaser should in the future decide to dispose of any of such Purchased Shares, Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Purchaser agrees to the imprinting, so long as required by law, of legends on certificates representing all of its Purchased Shares as required by any applicable state securities laws and to the following effect (and acknowledges that the Company will make a notation on its transfer books to such effect):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SYNAPSE GROUP, INC. (THE "COMPANY"), IF REQUESTED BY THE COMPANY, THAT THERE IS AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

     THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND

     VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF JUNE 23, 2000 (THE "STOCKHOLDERS AGREEMENT"), AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT. THE COMPANY WILL MAIL A COPY OF THE STOCKHOLDERS AGREEMENT, TOGETHER WITH A COPY OF THE EXPRESS TERMS OF THE SECURITIES AND THE OTHER CLASS OR CLASSES AND SERIES OF SHARES, IF ANY, WHICH THE COMPANY IS AUTHORIZED TO ISSUE, TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

     4.6  Investment Experience.  Purchaser is an "Accredited Investor" as
          ---------------------
defined in Rule 501(a) under the Securities Act.

     4.7  Broker's, Finder's or Similar Fees.  There are no brokerage
          ----------------------------------
commissions, finder's fees or similar fees or commissions payable by Purchaser, in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Purchaser or any action taken by Purchaser.

                                   ARTICLE 5

              CONDITIONS TO THE OBLIGATION OF PURCHASER TO CLOSE

     The obligation of Purchaser to purchase the Purchased Shares, to pay the Purchase Price at the Closing and to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, Purchaser of the following conditions on the Closing Date.

     5.1  Representations; Secretary's Certificate.  The representations of the
          ----------------------------------------
Company set forth in this Agreement shall be true and correct on the Closing Date and Purchaser shall have received a certificate to that effect from the Company, in form and substance reasonably satisfactory to Purchaser, dated the Closing Date and signed by the President of the Company. Purchaser shall have received a certificate from the Company, in form and substance reasonably satisfactory to Purchaser, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying that the attached copies of the Restated Charter, the By-laws and resolutions of the Board of Directors approving this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect.

     5.2  Stockholders Agreement.  The Company and the stockholders named
          ----------------------
therein shall have duly executed and delivered the Stockholders Agreement.

     5.3  Registration Rights Agreement. The Company and the stockholders named
          -----------------------------
therein shall have duly executed and delivered the Registration Rights
Agreement.

     5.4  Filing of Restated Charter.  The Restated Charter shall have been duly
          --------------------------
filed by the Company with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware.

     5.5  Purchased Shares.  The Company shall deliver to Purchaser at the
          ----------------
Closing a certificate in definitive form representing the Purchased Shares.

     5.6  Consents and Approvals.  All consents, exemptions, authorizations, or
          ----------------------
other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to all Contractual Obligations which are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company and Purchaser of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect and the Company shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Company and, in particular but without limitation, all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated.

     5.7  Receipt of Consolidated Financial Statements.  The Company shall have
          --------------------------------------------
delivered the Consolidated Financial Statements to Purchaser, in form and substance reasonably satisfactory to Purchaser.

     5.8  Walker Sale Agreement.  Walker and Purchaser shall have duly executed
          ---------------------
and delivered the Walker Sale Agreement and the sale by Walker to Purchaser of the shares of the Voting Common Stock and Nonvoting Common Stock described therein shall be consummated in accordance with the terms of the Walker Sale Agreement (subject to such waiver of any condition thereto as either party thereto may grant in its sole discretion) simultaneously with the consummation of the sale of the Purchased Shares hereunder.

     5.9  Amended and Restated Minor Shareholder Agreement.  The Company and the
          ------------------------------------------------
stockholders named therein shall have duly executed and delivered the Amended and Restated Minor Shareholder Agreement.

     5.10 Director Approvals.  Purchaser shall have received the approval of
          ------------------
the board of directors of each of the companies indicated in Section 4.2 above.

     5.11 Letter Agreement.  The Company and Time Inc. shall have duly executed
          ----------------
and delivered the Letter Agreement.

     5.12 Purchaser Review of Financial Information.
          ------------------------------------------

          (a) The Company shall have made available to Purchaser on May 24, 2000 (or such other date as Purchaser may reasonably request) at the offices of the Company in Stamford,

Connecticut all of the Company's books and records relating to the consolidated financial statements of the Company and its subsidiaries for the quarter ended March 31, 2000 for review by Purchaser. To the extent that competitive information of the Company is being requested by Purchaser, the parties will negotiate in good faith to agree upon the arrangements under which the Purchaser may review such information. From such date until the Termination Date (as defined below), (i) the Company shall have given Purchaser the opportunity to hold discussions with such finance, accounting and management employees of the Company as Purchaser may reasonably request in connection with such review and
(ii) if Purchaser so requests, the Company shall have arranged for appropriate representatives of Arthur Andersen and Co. to provide Purchaser's outside auditors with access to its working papers in connection with its audit of the consolidated financial statements of the Company and its subsidiaries for 1999 and to hold discussions with Purchaser with respect thereto.

          (b) Notwithstanding any provision hereof to the contrary, Purchaser shall have the right to terminate this Agreement by written notice to the Company, delivered to the Company by 5:00 PM on June 1, 2000 (the "Termination Date"), to the effect that it elects to terminate this Agreement as a result of unsatisfactory findings in the review described above or any material breach by the Company of its covenants set forth in Section 5.12(a) above. Any election to terminate this Agreement pursuant to the previous sentence shall be in the sole discretion of Purchaser. In the event that the Closing does not occur as a result of (i) Purchaser's election to terminate this Agreement as contemplated in this Section 5.12 or (ii) the failure of any condition to the obligation of Purchaser to close pursuant to Article V other than (y) the condition set forth in Section 5.10, and (z), with respect to Sections 5.8 and 5.11, the failure by Purchaser or Time Inc., as the case may be, to execute and deliver the respective agreements, the Company shall reimburse Purchaser for one -half of the filing fee paid by Purchaser in connection with its filing under the Hart-Scott-Rodino Act in connection with this Agreement promptly upon written request of Purchaser.

                                   ARTICLE 6

              CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE
              ----------------------------------------------------

     The obligation of the Company to sell the Purchased Shares and to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on the Closing Date.

     6.1  Payment by Purchaser.  Purchaser shall have paid the Purchase Price
          --------------------
for the Purchased Shares.

     6.2  Consents and Approvals.  All consents, exemptions, authorizations, or
          ----------------------
other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to all Contractual Obligations which are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company and Purchaser of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect and the Company shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Company and, in particular but without limitation, all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated.

     6.3  Walker Sale Agreement and Indemnification Agreement.  Walker and
          ---------------------------------------------------
Purchaser shall have duly executed and delivered the Walker Sale Agreement and the Indemnification Agreement and the sale by Walker to Purchaser of the shares of the Voting Common Stock and Nonvoting Common Stock described therein shall be consummated in accordance with the terms of the Walker Sale Agreement (subject to such waiver of any condition thereto as either party thereto may grant in its sole discretion) simultaneously with the consummation of the sale of the Purchased Shares hereunder.

     6.4  Time Guarantee.  Time Inc. shall have executed and delivered the
          --------------
guarantee in the form attached as Exhibit E and the Company shall have received
                                  ---------
evidence reasonably satisfactory to the Company that such guarantee has been duly authorized by all necessary corporate action by Time Inc.

     6.5  Director Approvals.  Purchaser shall have received the approval of the
          ------------------
board of directors of each of the companies indicated in Section 4.2 above.

     6.6  Letter Agreement.  The Company and Time Inc. shall have duly executed
          ----------------
and delivered the Letter Agreement.

                                   ARTICLE 7

                                INDEMNIFICATION
                                ---------------

     7.1  Indemnification by the Company.  Except as otherwise provided in this
          ------------------------------
Article 7, the Company agrees to indemnify, defend and hold harmless Purchaser and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, a "Purchaser
                                                                  ---------
Indemnified Party") to the fullest extent permitted by law from and against any
-----------------
and all losses and any and all actions, proceedings, claims, complaints, disputes, arbitrations or investigations or written threats thereof (collectively, "Claims") (including any Claim by a third party), damages,
                ------
expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Purchaser Indemnified Party in any action between the Company and the Purchaser Indemnified Party or between the Purchaser Indemnified Party and any third party or otherwise) or other liabilities (collectively, "Losses")
                                                                       ------
resulting from, arising out of or relating to the breach by the Company of any representation or warranty or covenant set forth in Article 3 or from the breach of any other agreement by the Company in this Agreement or the other Transaction Documents, or from any allegation which, if true, would constitute such breach;

provided, that the Company shall not be liable under this Section 7.1 to a
--------
Purchaser Indemnified Party to the extent (and only to the extent) that it is finally judicially determined that such Losses resulted primarily from the material breach by such Purchaser Indemnified Party of any representation, warranty, covenant or other agreement of such Purchaser Indemnified Party contained in this Agreement or other Transaction Documents;

provided, further, that if and to the extent that such indemnification is
-----------------
unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. Notwithstanding anything to the contrary contained herein, the aggregate amount of all payments by the Company to the Purchaser Indemnified Parties in respect of all Losses shall not exceed the Purchase Price. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Purchaser Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Purchaser Indemnified Party). The Company acknowledges that the Walker Sale Agreement provides for certain rights of indemnification of the Purchaser Indemnified Parties by Walker in respect of the transactions contemplated therein, including certain breaches by the Company of this Agreement. Notwithstanding any provision of the Walker Sale Agreement or any principles of law or equity that might otherwise require a Purchaser Indemnified Party to resort to its rights against Walker in tandem with its resort to its
                                             -- ------
rights against the Company, the Company agrees that the provisions of this
Section 7.1 shall apply to the first $25,000,000 of Losses sustained, in the aggregate, by the Purchaser Indemnified Parties to the same extent as if Walker had not sold any shares of Common Stock to Purchaser. Nothing in this Article 7 shall restrict or limit any rights that any Purchaser Indemnified Party may have against Walker under the Walker Sale Agreement.

     7.2  Indemnification by Purchaser.  Except as otherwise provided in this
          ----------------------------
Article 7, Purchaser agrees to indemnify, defend and hold harmless the Company and its officers, directors, shareholders, agents, employees, subsidiaries, partners, members and controlling persons (each, a "Company Indemnified Party")
                                                    -------------------------
to the fullest extent permitted by law from and against any and all Losses resulting from, arising out of or relating to any breach of any representation or warranty or covenant set forth in Article 4, or from any allegation which, if true, would constitute such breach; provided, that Purchaser shall not be liable
                                    --------
under this Section 7.2 to a Company Indemnified Party to the extent (and only to the extent) that it is finally judicially determined that such Losses resulted primarily from the material breach by such Company Indemnified Party of any representation, warranty, covenant or other agreement of such Company Indemnified Party contained in this Agreement or the other Transaction Documents; provided, further, that if and to the extent that such
           -----------------
indemnification is unenforceable for any reason, Purchaser shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. Notwithstanding anything to the contrary contained herein, the aggregate amount of all payments by Purchaser to the Company Indemnified Parties in respect of all Losses shall not exceed the Purchase Price. In connection with the obligation of Purchaser to indemnify for expenses set forth above, Purchaser shall, upon presentation of appropriate invoices containing reasonable detail, reimburse the Company for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Company.)

     7.3  Notification.  Each Purchaser Indemnified Party or Company Indemnified
          ------------
Party, as the case may be (for purposes of this Section 7.3, an "Indemnified
                                                                 -----------
Party"), under this Article 7 shall, promptly after the receipt of notice of the
-----
commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company or Purchaser, as the case may be (an "Indemnifying Party"), under this
                                              ------------------

Article 7, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article 7 or
(b) under this Article 7 unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any
                                              -----------------
Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party shall not be liable for the fees
-----------------
and expenses of more than one counsel to all Indemnified Parties. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Indemnifying Party shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without the Indemnifying Party's written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding
                                         -----------------
the foregoing or anything to the contrary contained in this Agreement, nothing in this Article 7 shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

                                   ARTICLE 8

                     BOARD REPRESENTATION; OBSERVER STATUS
                     -------------------------------------

     In the event that Purchaser's right pursuant to Section 6.4(c) of the Stockholders Agreement to designate a representative for election to the Board of Directors or a Time Observer (as defined in the Stockholders Agreement) terminates as a result of the termination of the Stockholders Agreement pursuant to Section 9.11 thereof, for so long as Purchaser and/or any Affiliate thereof in the aggregate own shares of Common Stock or Common Stock Equivalents that represent (after giving effect to any adjustment) at least three percent (3%) of the total number of shares of Common Stock outstanding on a fully diluted basis, Purchaser shall have the right to designate one representative to be nominated as a management nominee to the Board of Directors. In the event that Purchaser does not so designate a representative to be nominated as a management nominee or such representative is not elected as a director of the Company for any reason, for so long as Purchaser and/or any Affiliate thereof has the right to so designate such a representative, Purchaser may, from time to time upon notice to the Company, appoint a representative to attend meetings of the Board of Directors or any committee thereof as a Time Observer. The Time Observer shall not be entitled to vote at any meetings of the Board of Directors. Except as contemplated by Section 6.7 of the Stockholders Agreement, the Time Observer shall not have any duties, responsibilities or liability by virtue of attendance at such meetings or the failure to attend the same. The Company shall notify the Time Observer of all Board of Directors meetings at the same time as the Company notifies directors of such meetings and the Time Observer shall be entitled to receive all written materials directors are entitled to receive. The Time Observer shall be indemnified by the Company for his acts and omissions in such capacity to the same extent as directors of the Company are indemnified for their acts and omissions as directors of the Company and, to the extent possible, shall be afforded coverage under the Company's errors and omissions insurance policy as an additional named insured. Upon the election of a representative of Purchaser to the Board of Directors as contemplated above, Purchaser shall not be entitled to appoint a Time Observer until such time as such representative of Purchaser is no longer serving as a director of the Company.

                                   ARTICLE 9

                                 MISCELLANEOUS
                                 -------------

     9.1  Survival of Representations and Warranties.  Except for the
          ------------------------------------------
representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.6, 3.7, 3.9, 3.20, 4.1, 4.2, 4.4, 4.5, 4.6 and 4.7 herein, which shall survive the execution and delivery of this Agreement without temporal limitation, any investigation by or on behalf of the Company or Purchaser, or acceptance of the Purchased Shares or termination of this Agreement, all of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Company or Purchaser, or acceptance of the Purchased Shares or termination of this Agreement until forty-five (45) days after receipt by Purchaser of the Audited Financial Statements of the Company for the fiscal quarter ending October 31, 2001.

     9.2  Notices.  All notices, demands and other communications provided for
          -------
or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery to the addresses set forth below:

               (a)  if to the Company:

                    Synapse Group, Inc.
                    4 High Ridge Park
                    Stamford, CT  06905-1325
                    Attention:  Mr. Michael Loeb

                    with a copy to:
                    Hale and Dorr LLP

                    60 State Street
                    Boston, MA  02109
                    Attention:  John H. Chory, Esq.

               (b)  if to Purchaser:

                    NSSI Holdings Inc.
                    c/o Time Inc.
                    1271 Avenue of the Americas
                    New York, NY  10020
                    Attention:  Mr. Jeremy Koch

                    with a copy to:

                    Time Inc.
                    1271 Avenue of the Americas
                    New York, NY 10020
                    Attention: General Counsel

                         and

                    Patterson, Belknap, Webb & Tyler LLP
                    1133 Avenue of the Americas
                    New York, New York 10036
                    Attention: John P. Schmitt, Esq.

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if properly telecopied.

     9.3  Successors and Assigns; Third Party Beneficiaries.  This Agreement
          -------------------------------------------------
shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, Purchaser may assign any of its rights under this Agreement to any of its Affiliates upon notice to the Company. The Company may not assign any of its rights under this Agreement without the written consent of Purchaser. Except as provided in
Article 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

     9.4  Amendment and Waiver.
          --------------------

          (a) No failure or delay on the part of the Company or Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or Purchaser at law, in equity or otherwise.

          (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or Purchaser from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the Company and Purchaser.

     9.5  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     9.6  Headings.  The headings in this Agreement are for convenience of
          --------
reference only and shall not limit or otherwise affect the meaning hereof.

     9.7  Pronouns.  All pronouns and any variations thereof refer to the
          --------
masculine, feminine or neuter, singular or plural, as the context may require.

     9.8  GOVERNING LAW; JURISDICTION.  THIS AGREEMENT SHALL BE GOVERNED BY AND
          ---------------------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION. The parties hereto agree that any suit, action or proceeding instituted against either of them with respect to this Agreement (including any exhibits hereto) shall be brought in any federal or state court located in New York, New York. The parties hereto, by the execution and delivery of this Agreement, irrevocably waive any objection or defense to the institution of any action in New York, New York based on improper venue, the convenience of the forum or the jurisdiction of such courts, or to the execution of judgments resulting therefrom, and the parties hereto irrevocably accept and submit to the jurisdiction of the aforesaid courts in any suit, action or proceeding and consent to the service of process by certified mail at the address set forth in Section 9.2 hereof.

     9.9  Severability.  If any one or more of the provisions contained herein,
          ------------
or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     9.10 Entire Agreement.  This Agreement, together with the exhibits and
          ----------------
schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, and the other

Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

     9.11  Fees.  Each of the parties hereto shall bear its own costs and
           ----
expenses incurred in connection with the transactions contemplated by the Transaction Documents, including, without limitation, its fees, disbursements and other charges of counsel.

     9.12  Publicity.  Except as may be required by any applicable Requirement
           ---------
of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto (which approval shall not be unreasonably withheld); provided,
                                                                    ---------
however, that nothing in this Agreement shall restrict Purchaser from disclosing
-------
information: (a) that is already publicly available; (b) to the prospective transferee in connection with any contemplated transfer of any of the Purchased Shares; and (c) to its attorneys, accountants, consultants and other advisors to the extent necessary to obtain their services in connection with Purchaser's investment in the Company. If any announcement is required by any applicable Requirement of Law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

     9.13  Further Assurances.  Each of the parties shall execute such documents
           ------------------
and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person, and otherwise fulfilling, or causing the fulfillment of, the conditions to Closing set forth in Articles 5 and 6) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement and to consummate and make effective as promptly as possible the transactions contemplated by this Agreement.



               [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.

                         the "Company"

                         SYNAPSE GROUP, INC.


                         By: /s/ Michael R. Loeb
                             -------------------
                             Name: Michael Loeb
                             Title: President

                         "Purchaser"

                         NSSI HOLDINGS INC.


                         By: /s/ Jeremy B. Koch
                             ------------------
                             Name: Jeremy B. Koch
                             Title:  President